SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): March 25, 2004
                                                          --------------


                               ACADIA REALTY TRUST
                               -------------------
             (Exact Name of Registrant as specified in its charter)


       Maryland                          1-12002                23-2715194
       --------                          -------                ----------
(State or other jurisdiction        (Commission File           (IRS Employer
   of incorporation)                     Number)            Identification No.)


                        1311 Mamaroneck Avenue, Suite 260
                          White Plains, New York 10605
                          ----------------------------
               (Address of Principal Executive Offices) (Zip Code)


                     Registrant's telephone number, including area code:
                                 (914) 288-8100
                                 --------------


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

Item 5.  Other Events.

        On March 25, 2004, the Registrant entered into an Underwriting Agreement, dated as of March 25, 2004 (the "Underwriting Agreement"), with Citigroup Global Markets Inc. (the "Underwriter"), Yale University, The Yale University Retirement Plan for Staff Employees and Ross Dworman, with respect to a secondary public offering by Yale University, The Yale University Retirement Plan for Staff Employees and Ross Dworman (the "Offering") of 5,000,000 shares of the Registrant's common shares of beneficial interest, par value $0.001 per share ("Common Shares"), and up to an additional 750,000 Common Shares which may be issued and sold pursuant to the Underwriter's over-allotment option, pursuant to effectiive registration statements and supplemented by a prospectus supplement dated March 25, 2004. The Underwriting Agreement is attached as
Exhibit 1.1 hereto and is incorporated herein by reference.

        On March 26, 2004, the Registrant issued a press release announcing the pricing of the Offering (the "Press Release"). A copy of the Press Release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

        (a) not applicable

        (b) not applicable

        (c) Exhibits

            1.1    Underwriting Agreement

            99.1   Press Release

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          By: Acadia Realty Trust

March 26, 2004                            By:/s/ Michael Nelsen
                                             ----------------------------------
                                             Michael Nelsen
                                             Chief Financial Officer